Exhibit 21.1
List of Subsidiaries

1.	LaSalle Hotel Operating Partnership, L.P.	46.	LHO Tom Joad Circle DC, LLC
2.	LHO Hollywood Financing, Inc. (QRS)	47.	LHO Mission Bay Rosie Hotel, LLC
3.	LHO New Orleans Financing, Inc.	48.	LHO Mission Bay Rosie Hotel, LP
4.	LHO Hollywood LM, LP	49.	LHO Mission Bay Rosie Lessee, Inc.
5.	LHO New Orleans LM, LP	50.	LHO Alexis Hotel, LLC
6.	LHO Viking Hotel, LLC	51.	LHO Alexis Lessee, LLC
7.	LHO Harborside Hotel, LLC	52.	LHO Chicago River, LLC
8.	LHO Mission Bay Hotel, LP	53.	LHO Chicago River Lessee, LLC
9.	LHO San Diego Financing, LLC	54.	LHO Michigan Avenue Freezeout Lessee, LLC
10.	LaSalle Washington One Lessee, Inc.	55.	LHO Michigan Avenue Freezeout, LLC
11.	LHO Washington Hotel One, LLC	56.	Lucky Town Burbank, LP
12.	LHO Washington Hotel Two, LLC	57.	Lucky Town Burbank Lessee, Inc.
13.	LHO Washington Hotel Three, LLC	58.	Lucky Town Burbank, LLC
14.	LHO Washington Hotel Four, LLC	59.	NYC Serenade Lessee, LLC
15.	I&G Capital, LLC	60.	NYC Serenade, LLC
16.	LaSalle Hotel Lessee, Inc.	61.	Souldriver Lessee, Inc.
17.	LHO Leesburg One Lessee, Inc.	62.	Souldriver, LLC
18.	LHO Washington Hotel Six, LLC	63.	Souldriver, LP
19.	LHO Indianapolis One Lessee, LLC	64.	Ramrod Lessee, Inc.
20.	LHO Indianapolis Hotel One MM, LLC	65.	Paradise Lessee, Inc.
21.	LHO Indianapolis Hotel One CMM, Inc.	66.	Glass Houses
22.	LHO Indianapolis Hotel One, LLC	67.	DC One Lessee, LLC
23.	LHO Alexandria One, LLC	68.	DC Two Lessee, LLC
24.	LHO Alexandria One Lessee, LLC	69.	DC Three Lessee, LLC
25.	LHO Santa Cruz Hotel One, LLC	70.	DC Four Lessee, LLC
26.	LHO San Diego Hotel One, LLC	71.	DC Six Lessee, LLC
27.	LHO San Diego Hotel One, LP	72.	DC I&G Capital Lessee, LLC
28.	LHO Santa Cruz Hotel One, LP	73.	DA Entity, LLC
29.	LHO San Diego One Lessee, Inc.	74.	RDA Entity, Inc.
30.	LHO Santa Cruz One Lessee, Inc.	75.	H Street Shuffle, LLC
31.	LHO Grafton Hotel, LP	76.	H Street Shuffle Lessee, LLC
32.	LHO Grafton Hotel Lessee, Inc.	77.	Wild Innocent I, LP
33.	LHO Grafton Hotel, LLC	78.	Wild I, LLC
34.	Park Sunset, LLC	79.	Innocent I, LLC
35.	LHO Onyx One Lessee, LLC	80.	Wild Innocent I Lessee, LLC
36.	LHO Onyx Hotel One, LLC	81.	Chimes of Freedom, LLC
37.	LHO Badlands, LLC	82.	Chimes I, LLC
38.	LHO Badlands Lessee, LLC	83.	Of Freedom I, LLC
39.	LHO Le Parc, LLC	84.	Chimes of Freedom Lessee, LLC
40.	LHO Le Parc, LP	85.	Geary Darling, LP
41.	LHO Le Parc Lessee, Inc.	86.	Geary Darling, LLC
42.	Westban Hotel Investors, LLC	87.	Geary Darling Lessee, Inc.
43.	LHO Backstreets, LLC	88.	RW New York, LLC
44.	LHO Backstreets Lessee, LLC	89.	RW New York Lessee, LLC
45.	LHO Tom Joad Circle DC Lessee, LLC	90.	Chamber Maid, LP

91.	Chamber Maid, LLC
92.	Chamber Maid Lessee, Inc.
93.	Seaside Hotel, LP
94.	Seaside Hotel, LLC
95.	Seaside Hotel Lessee, Inc.
96.	Let It FLHO, LP
97.	Let It FLHO, LLC
98.	Let It FLHO Lessee, Inc.
99.	PC Festivus, LLC
100.	PC Festivus Lessee, LLC
101.	Micasa Shucasa, LLC
102.	Silver P, LLC
103.	Silver P Lessee, LLC
104.	LHOberge, LP
105.	LHOberge, LLC
106.	LHOberge Lessee, Inc.
107.	Don't Look Back, LLC
108.	Look Forward, LLC
109.	Don't Look Back Lessee, LLC
110.	Look Forward Lessee, LLC
111.	Dim Sum, LP
112.	Dim Sum, LLC
113.	Dim Sum Lessee, Inc.
114.	Fun to Stay, LP
115.	Fun to Stay, LLC
116.	Fun to Stay Lessee, Inc.
117.	Serenity Now, LP
118.	Serenity Now, LLC
119.	Serenity Now Lessee, Inc.
120.	Sunset City, LLC
121.	Sunset City Lessee, LLC
122.	SF Treat, LP
123.	SF Treat, LLC
124.	SF Treat Lessee, Inc.
125.	PDX Pioneer, LLC
126.	PDX Pioneer Lessee, LLC
127.	Bonanza, LP
128.	Bonanza, LLC
129.	Bonanza Lessee, Inc.
130.	Viva Soma, LP
131.	Viva Soma, LLC
132.	Viva Soma Lessee, Inc.
133.	Harborside, LLC
134.	Harborside Lessee, LLC
135.	Beach Charm, LLC